EXHIBIT 5

SCUDDER LAW FIRM, P.C., L.L.O

November 16, 2004

U.S. Xpress Enterprises, Inc.
4080 Jenkins Road
Chattanooga, TN 37421

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), of a registration statement on Form S-3 (the “Registration Statement”) on November 16, 2004, with the Securities and Exchange Commission, covering the offering of up to 4,600,000 shares (the “Shares”) of the Company’s Class A common stock, $.01 par value, by the Company and the selling stockholders, as described in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement and related prospectus, the Company’s Restated Articles of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity of originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold pursuant to the Registration Statement, will be duly authorized, validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof. In giving such consent, we do not consider that we are experts within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Scudder Law Firm, P.C., L.L.O.